Exhibit 77(c)


                 Matters submitted to a Vote of Security Holders

On October 30, 2007, a Special Meeting of Shareholders for ING International Equity Fund was held at which the shareholders were asked to approve an Agreement and Plan of Reorganization by and among ING International Equity Fund and ING Index Plus International Equity Fund.

                                                            Shares voted
                                            Shares voted     against or        Shares         Total Shares
                               Proposal          for          withheld        abstained           Voted
                               --------          ---          --------        ---------           -----
International Equity Fund         1        3,304,929.043     128,052.943     148,344.526     3,581,326.512
*The Shareholder Meeting for International Equity Fund was adjourned to November 8, 2007.

                                                             Shares voted
                                            Shares voted      against or       Shares         Total Shares
                               Proposal          for           withheld       abstained           Voted
                               --------          ---           --------       ---------           -----
International Equity Fund         1         4,394,339.572     140,952.726    199,361.197     4,734,653.495
*The Shareholder Meeting for International Equity Fund was adjourned to November 21, 2007.

                                                             Shares voted
                                            Shares voted      against or       Shares         Total Shares
                               Proposal          for           withheld       abstained           Voted
                               --------          ---           --------       ---------           -----
International Equity Fund         1         4,978,331.817     156,775.093    249,450.715      5,384,557.625

On a November 15, 2007, a Special Meeting of Shareholders for ING Global Science and Technology Fund was held at which the shareholders were asked to approve the following proposals: (3A) to modify the fundamental investment restriction on concentration; (3B) to modify the fundamental investment restriction on diversification; (3C) to modify the fundamental investment restriction on borrowing; (3D) to modify the fundamental investment restriction on lending;
(3E) to modify the fundamental investment restriction on underwriting; (3F) to modify the fundamental investment restriction on real estate; (3G) to modify the fundamental investment restriction on senior securities; (3H) to modify the fundamental investment restriction on commodities; and (4) to reclassify the investment objective of the Portfolio as non-fundamental.

                                                             Shares voted
                                            Shares voted      against or       Shares       Total Shares
                               Proposal          for           withheld       abstained         Voted
                               --------          ---           --------       ---------         -----
ING Global Science
and Technology Fund               3A        2,539,910.444     117,562.750    114,341.938    4,356,740.132
                                  3B        2,542,085.105     124,362.926    105,367.101    4,356,740.132
                                  3C        2,516,513.939     151,697.360    103,603.833    4,356,740.132
                                  3D        2,526,363.061     147,942.846     97,509.225    4,356,740.132
                                  3E        2,531,660.134     141,480.775     98,674.223    4,356,740.132
                                  3F        2,540,281.064     135,973.246     95,560.822    4,356,740.132
                                  3G        2,541,723.010     125,325.414    104,766.708    4,356,740.132
                                  3H        2,539,187.351     137,454.714     95,173.067    4,356,740.132
                                  4         2,507,302.385     165,143.219     99,909.528    4,356,740.132

The shareholder meeting was adjourned to December 17, 2007.

                                                             Shares voted
                                            Shares voted      against or       Shares       Total Shares
                               Proposal          for           withheld       abstained         Voted
                               --------          ---           --------       ---------         -----
ING Global Science
and Technology Fund               3A        2,539,910.444     117,562.750    114,341.938   4,356,740.132
                                  3B        2,542,085.105     124,362.926    105,367.101   4,356,740.132
                                  3C        2,516,513.939     151,697.360    103,603.833   4,356,740.132
                                  3D        2,526,363.061     147,942.846     97,509.225   4,356,740.132
                                  3E        2,531,660.134     141,480.775     98,674.223   4,356,740.132
                                  3F        2,540,281.064     135,973.246     95,560.822   4,356,740.132
                                  3G        2,541,723.010     125,325.414    104,766.708   4,356,740.132
                                  3H        2,539,187.351     137,454.714     95,173.067   4,356,740.132
                                  4         2,507,302.385     165,143.219     99,909.528   4,356,740.132

On a November 15, 2007, a Special Meeting of Shareholders for ING International Equity Fund was held at which the shareholders were asked to approve the following proposals: (3A) to modify the fundamental investment restriction on concentration; (3B) to modify the fundamental investment restriction on diversification; (3C) to modify the fundamental investment restriction on borrowing; (3D) to modify the fundamental investment restriction on lending;
(3E) to modify the fundamental investment restriction on underwriting; (3F) to modify the fundamental investment restriction on real estate; (3G) to modify the fundamental investment restriction on senior securities; (3H) to modify the fundamental investment restriction on commodities; (4) to reclassify the investment objective of the Portfolio as non-fundamental; and (5) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                             Shares voted
                                            Shares voted      against or       Shares       Total Shares
                               Proposal          for           withheld       abstained         Voted
                               --------          ---           --------       ---------         -----
ING International
Equity Fund                       3A        2,828,379.178     106,198.129    162,137.772    3,568,914.079
                                  3B        2,833,732.947     104,021.749    158,960.383    3,568,914.079
                                  3C        2,801,023.681     138,407.250    157,284.148    3,568,914.079
                                  3D        2,833,702.996     107,700.268    155,311.815    3,568,914.079
                                  3E        2,833,565.503     103,967.818    159,181.758    3,568,914.079
                                  3F        2,835,873.238      99,625.342    161,216.499    3,568,914.079
                                  3G        2,841,083.596      90,714.670    164,916.813    3,568,914.079
                                  3H        2,833,004.911     101,832.690    161,877.478    3,568,914.079
                                  4         2,807,738.243     127,701.356    161,275.480    3,568,914.079
                                  5         2,874,929.886     132,184.970     89,600.223    3,568,914.079

The shareholder meeting was adjourned to December 17, 2007.

                                                             Shares voted
                                            Shares voted      against or       Shares       Total Shares
                               Proposal          for           withheld       abstained         Voted
                               --------          ---           --------       ---------         -----
ING International
Equity Fund                       3A        4,542,459.702     153,153.016    213,573.066    5,289,359.784
                                  3B        4,548,429.600     152,896.607    207,859.577    5,289,359.784
                                  3C        4,498,888.243     194,984.699    215,312.842    5,289,359.784
                                  3D        4,541,139.379     153,575.410    214,470.995    5,289,359.784
                                  3E        4,542,892.308     155,044.848    211,248.628    5,289,359.784
                                  3F        4,550,764.960     148,944.887    209,475.937    5,289,359.784
                                  3G        4,549,292.117     146,054.422    213,839.245    5,289,359.784
                                  3H        4,533,608.621     165,402.723    210,174.440    5,289,359.784
                                  4         4,506,721.158     196,806.651    205,657.975    5,289,359.784
                                  5         4,576,582.253     195,428.716    137,174.815    5,289,359.784